UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2011

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

SunOpta Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on May 24, 2011 (the “Original 8-K”) to report, among other things, the results of the voting at the Company’s Annual & Special Meeting of Shareholders held on May 19, 2011 (the “Meeting”), including with respect to the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. This Current Report on Form 8-K/A is being filed to update the Original 8-K to confirm the Company’s decision with respect to the frequency of future advisory votes on the compensation of the Company’s named executive officers. No other changes are being made to the Original 8-K.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As reported in the Original 8-K, the highest number of votes cast by shareholders at the Meeting with respect to the frequency of future advisory votes on the compensation of the Company’s named executive officers elected to hold an annual advisory vote on the compensation of the Company’s named executive officers. In light of these voting results, and consistent with the Company’s position stated in its Definitive Proxy Statement on Schedule 14A filed on April 27, 2011 with respect to the Meeting, the Company’s Board of Directors has decided to choose a frequency for the advisory vote on the compensation of named executive officers that is consistent with the frequency selected by the Company’s shareholders. Accordingly, the Company will hold such advisory vote on an annual basis. The Company is required to hold votes on the frequency of the advisory vote on the compensation of the Company’s named executive officers every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ John Dietrich
John Dietrich
Vice President, Corporate Development
and Secretary

Date	August 12, 2011